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Exhibit 10.2

STANDARD OFFICE LEASE—NET
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
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1.    Basic Lease Provisions ("Basic Lease Provisions")

        1.1    Parties:    This Lease, dated, for reference purposes only, September 21, 2000, is made by and between Richard F. Mogan III, Trustee for The Mogan Living Trust, (herein called "Lessor") and Veterinary Pet Insurance Company, doing business under the name of same as above, (herein called "Lessee").

        1.2    Premises:    Suite Number(s) 100 and 200, 2 floors, consisting of approximately 49,633 square feet, more or less, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises").

        1.3    Building:    Commonly described as being located at 3060 Saturn Street, in the City of Brea, County of Orange, State of California, as defined in paragraph 2.

        1.4    Use:    General business offices, including without limitation, the operations of the Lessee and any other lawful uses, subject to paragraph 6.

        1.5    Term:    10 years commencing December 1, 2001 ("Commencement Date") and ending November 30, 2011, as defined in paragraph 3.

        1.6    Base Rent: $62,041.25 per month, payable on the first day of each month, per paragraph 4.1.

        1.7    Base Rent Increase:    On See Addendum, Paragraph 5D.

        1.8    Rent Paid Upon Execution:    $62,041.25 as rent for December 2001.

        1.9    Security Deposit:    None.

        1.10    Lessee's Share of Operating Expenses:    100% as defined in paragraph 4.2.

2.    Premises, Parking and Common Areas.

        2.1    Premises:    The Premises are a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent surface parking used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified.

        2.2    Vehicle Parking:    So long as Lessee is not in default, and subject to the rules and regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use See Addendum, Paragraph 57 parking spaces in the Office Building Project free for the lease term.

          2.2.1    If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.3    Common Areas—Definition.    The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

        2.4    Common Areas—Rules and Regulations.    Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project.

        2.5    Common Areas—Changes.    Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a)  To make changes to the Building exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law but not less than Paragraph 57;

          (b)  To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c)  To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

          (d)  To add additional buildings and improvements to the Common Areas;

          (e)  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

          (f)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.    Term.

        3.1    Term.    The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

        3.2    Delay in Possession.    Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the shell and core to Lessee on said date and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof; but in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the shell and core is tendered to Lessee, as hereinafter defined; provided, however, that if Lessor shall not have delivered possession of the shell and core within ninety (90) days following said Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that, as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee; and provided further, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Lessor agrees to grant Lessee one (1) day of free rent for every one (1) day of delay beyond October 1, 2001, to a maximum of sixty (60) days only if Lessor is the contractor for the tenant improvements and as long as the final space plan is signed off by the Lessee no later than December 1, 2000.

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          3.2.1    Possession Tendered—Defined.    Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, (3) Lessee has reasonable access to the Premises, and (4) ten (10) days shall have expired following advance written notice to Lessee of the occurrence of the matters described in (1), (2) and (3), above of this paragraph 3.2.1.

          3.2.2    Delays Caused by Lessee.    There shall be no abatement of rent, and the sixty (60) day period following the Commencement Date before which Lessee's right to cancel this Lease accrues under paragraph 3.2, shall be deemed extended to the extent of any delays caused by acts or omissions of Lessee, its agents, employees and contractors.

        3.3    Early Possession.    If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay operating expenses for such occupancy.

        3.4    Uncertain Commencement.    In the event commencement of the Lease term is defined as the completion of the improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2.1) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

4.    Rent.

        4.1    Base Rent.    Subject to adjustment as hereinafter provided in paragraph 4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1.6 of the Basic Lease Provisions, without offset or deduction, Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease Provisions, Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

        4.2    Operating Expenses.    Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

          (a)  "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building. See Addendum, Paragraph 54.

          (b)  "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion, for:

            (i)    the operation, repair, and maintenance, in neat, clean, safe, good order and condition, of the Office Building Project, including but not limited to, the following:

              (aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

              (bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building, including elevators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

            (ii)  Trash disposal, janitorial and security services;

            (iii)  Any other service to be provided by Lessor that is elsewhere in the Lease stated to be an "Operating Expense";

            (iv)  The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;

            (v)  The amount of the real property taxes to be paid by Lessor under paragraph 10.1 hereof;

            (vi)  The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

            (vii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a management fee attributable to the operation of the Office Building Project;

            (viii)  Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants);

            (ix)  Replacements of equipment or improvements that have a useful life for depreciation purposes according to Federal income tax guidelines of five (5) years or less, as amortized over such life.

          (c)  Operating Expenses shall not include the costs of replacements of equipment or improvements that have a useful life for Federal income tax purposes in excess of five (5) years unless it is of the type described in paragraph 4.2(b)(viii), in which case their cost shall be included as above provided.

          (d)  Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

          (e)  Lessee's Share of Operating Expenses shall be payable by Lessee along with the following month's rent provided Lessor bills Lessee by the 15th of the month and that Lessor provides a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this paragraph 4.2(e) during said preceding calendar year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payments under this paragraph during said preceding calendar year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency along with the following month's rent.

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6.    Use.

        6.1    Use. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

        6.2    Compliance with Law.

          (a)  Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation.

          (b)  Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

        6.3    Condition of Premises.

          (a)  Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation.

          (b)  Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7.    Maintenance, Repairs, Alterations and Common Area Services.

        7.1    Lessor's Obligations.    Lessor, at Lessor's sole cost and expense, shall keep the Office Building Project, including the Premises, interior and exterior walls, foundation, roof, and common areas, and the equipment other than that stated in Paragraph 4.2 whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

        7.2    Lessee's Obligations.

          (a)  Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

          (b)  On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall panelling, ceilings and plumbing on the Premises and in good operating condition.

        7.3    Alterations and Additions.

          (a)  Lessee shall not, without Lessor's prior written consent if more than $10,000.00 make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense only in the event Lessor required it upon Lessee's original request. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

          (b)  Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

          (c)  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

          (d)  Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

          (e)  All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

          (f)    Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

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        7.4    Utility Additions.    Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.    Insurance; Indemnity.

        8.1    Liability Insurance—Lessee.    Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

        8.2    Liability Insurance—Lessor.    Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less than $5,000,000.00 per occurrence.

        8.3    Property Insurance—Lessee.    Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

        8.4    Property Insurance—Lessor.    Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

        8.5    Insurance Policies.    Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance with seven (7) days after the Commencement Date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

        8.6    Waiver of Subrogation.    Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

        8.7    Indemnity.    See Addendum, Paragraph 73

        8.8    Exemption of Lessor from Liability Except in Cases of Lessor's Gross Negligence and Willful Misconduct.    Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project.

        8.9    No Representation of Adequate Coverage.    Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9.    Damage or Destruction.

        9.1    Definitions.

          (a)  "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

          (b)  "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

          (c)  "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

          (d)  "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

          (e)  "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

          (f)    "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (g)  "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

        9.2    Premises Damage; Premises Building Partial Damage.

          (a)  Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

          (b)  Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from making any substantial use of the Premises, Lessor shall (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect.

        9.3    Premises Building Total Destruction; Office Building Project Total Destruction.    Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises

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Building Total Destruction, or (II) Office Building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

        9.4    Damage Near End of Term.

          (a)  Subject to paragraph 9.4(b), if at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

          (b)  Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

        9.5    Abatement of Rent; Lessee's Remedies.

          (a)  In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration, except to the extent Lessor, its agents, contractors, invitees have been negligent or had willful misconduct.

          (b)  If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Lessor shall not complete the restoration and repair within six (6) months after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

          (c)  Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

        9.6    Termination—Advance Payments.    Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

        9.7    Waiver.    Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.    Real Property Taxes.

        10.1    Payment of Taxes.    Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

        10.2    Additional Improvements.    Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

        10.3    Definition of "Real Property Tax."    As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

        10.4    Joint Assessment.    If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

        10.5    Personal Property Taxes.

          (a)  Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

          (b)  If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.    Utilities.

        11.1    Services Provided by Lessor.    Lessor shall provide heating, ventilation, air conditioning, and janitorial service per a mutual specification as reasonably required, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

        11.2    Services Exclusive to Lessee.    Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building. Lessee shall pay for replacment light bulbs and/or fluorescent tubes and ballasts for standard fluorescent fixtures.

        11.3    Hours of Service.    Said services and utilities shall be provided 24 hours per day, 7 days per week.

        11.4    Excess Usage by Lessee.    Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

        11.5    Interruptions.    Except for Lessor's gross negligence or willful misconduct, there shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12.    Assignment and Subletting.

        12.1    Lessor's Consent Required.    Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall include the transfer or transfers aggregating: (a) if

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Lessee is a corporation, more than twenty-five percent (25%) of the voting stock of such corporation, or (b) if Lessee is a partnership, more than twenty-five (25%) of the profit and loss participation in such partnership.

        12.2    Lessee Affiliate.    Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Lease and (b) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

        12.3    Terms and Conditions Applicable to Assignment and Subletting.

          (a)  Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.

          (b)  Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

          (c)  Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

          (d)  If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

          (f)    In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (g)  Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

          (h)  The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

        12.4    Additional Terms and Conditions Applicable to Subletting.    Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a)  Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary, Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

          (b)  No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is reasonably satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

          (c)  In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

          (d)  No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e)  With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

        12.5    Lessor's Expenses.    In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees not to exceed $500.00.

        12.6    Conditions to Consent.    Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants.

        12.7    Any assignment or subletting per this Paragraph 12 shall not invalidate the Guaranty of Lease attached hereto.

13.    Default; Remedies.

        13.1    Default.    The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

          (a)  The vacation or abandonment of the Premises by Lessee. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more only if accompanied by absence of rent payments.

          (b)  The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations), 12.1 (assignment or subletting), 13.1(a) (vacation or abandonment), 13.1(e) (insolvency), 13.1(f) (false statement), 16(a) (estoppel certificate), 30(b) (subordination), 33 (auctions), or 41.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

          (c)  The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

          (d)  The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

          (e)  (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

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          (f)    The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

        13.2    Remedies.    In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

          (a)  Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

          (b)  Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

          (c)  Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

        13.3    Default by Lessor.    Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

        13.4    Late Charges.    Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14.    Condemnation.    If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.    Broker's Fee.

        (a)  The brokers involved in this transaction are Lee & Associates — Orange, Inc. Attention: Robert Sattler as "listing broker" and CB Richard Ellis, Inc. Attn: Rick Sherburne as "cooperating broker," licensed real estate broker(s). A "cooperating broker" is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Upon execution of this Lease by both parties, Lessor shall pay to said brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth, See Addendum Paragraph 71.

        (b)  Lessor further agrees that (i) if Lessee exercises any Option, as defined in paragraph 39.1 of this Lease, which is granted to Lessee under this Lease, or any subsequently granted option which is substantially similar to an Option granted to Lessee under this Lease, or (ii) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (iii) if Lessee remains in possession of the Premises after the expiration of the term of this Lease after having failed to exercise an Option, or (iv) if said broker(s) are the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or (v) if the Base Rent is increased, whether by agreement or operation of an escalation clause continued herein, then as to any of said transactions or rent increases, Lessor shall pay said broker(s) a fee in accordance with the schedule of said broker(s) in effect at the time of execution of this Lease. Said fee shall be paid at the time such increased rental is determined.

        (c)  Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this paragraph 15. Each listing and cooperating broker shall be a third party beneficiary of the provisions of this paragraph 15 to the extent of their interest in any commission arising under this Lease and may enforce that right directly against Lessor; provided, however, that all brokers having a right to any part of such total commission shall be a necessary party to any suit with respect thereto.

        (d)  Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in paragraph 15(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16.    Estoppel Certificate.

        (a)  Each party (as "responding party") shall at any time upon not less than ten (10) business days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee.

        (b)  At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

        (c)  If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

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17.    Lessor's Liability.    The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Office Building Project, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18.    Severability.    The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19.    Interest on Past-due Obligations.    Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee. Said interest shall accrue on the 11th day after such payment is due.

20.    Time of Essence.    Time is of the essence with respect to the obligations to be performed under this Lease.

21.    Additional Rent.    All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense and any other expenses payable by Lessee hereunder shall be deemed to be rent.

22.    Incorporation of Prior Agreements; Amendments.    This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23.    Notices.    Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24.    Waivers.    No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.    Recording.    Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26.    Holding Over.    If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be one hundred twenty-five percent (125%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27.    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.    Covenants and Conditions.    Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29.    Binding Effect; Choice of Law.    Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

30.    Subordination.

        (a)  This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

        (b)  Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee.

31.    Attorneys' Fees.

        31.1    If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

        31.2    The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

        31.3    Lessor shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

32.    Lessor's Access.

        32.1    Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

        32.2    All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

        32.3    Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith.

33.    Auctions.    Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34.    Signs. See Addendum, Paragraph 58.    Lessee shall not place any sign upon the Premises or the Office Building Project without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project.

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35.    Merger.    The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36.    Consents.    Except for paragraphs 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37.    Guarantor.    In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38.    Quiet Possession.    Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

39.    Options.

        39.1    Definition.    As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Office Building Project or other property of Lessor or the right of first offer to lease other space within the Office Building Project or other property of Lessor; (3) the right or option to purchase the Premises or the Office Building Project, or the right of first refusal to purchase the Premises or the Office Building Project or the right of first offer to purchase the Premises or the Office Building Project, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

        39.2    Options Personal.    Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee or guarantor while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee; provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

        39.3    Multiple Options.    In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

        39.4    Effect of Default on Options.

          (a)  Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(c) or 13.1(d) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants or conditions of this Lease.

          (b)  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

          (c)  All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(d) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, (iii) Lessor gives to Lessee three or more notices of default under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants and conditions of this Lease.

40.    Security Measures—Lessor's Reservations.

        40.1    Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

        40.2    Lessor shall have the following rights:

          (a)  To change the name, address or title of the Office Building Project or building in which the Premises are located upon not less than 90 days prior written notice;

          (b)  To, at Lessor's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

          (c)  To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

          (d)  To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas;

41.    Easements.

        41.1    Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned reasonable documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

        41.2    The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42.    Performance Under Protest.    If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43.    Authority.    If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within ten (10) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44.    Conflict.    Any conflict between the printed provisions of this Lease and the the Addenda, shall control.

45.    No Offer.    Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

46.    Lender Modification.    Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

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47.    Multiple Parties.    If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

48.    Work Letter.    This Lease is supplemented by that certain Work Letter of even date executed by Lessor and Lessee attached hereto as Exhibit C and incorporated herein by this reference.

49.    Attachments.    Attached hereto are the following documents which constitute a part of this Lease:

  •
  Addendum Paragraphs 50 through 74

  •
  Guaranty of Lease

  •
  Intentionally Deleted (Exhibit A)

  •
  Rules and Regulations (Exhibit B)

  •
  Lessee Work Letter (Exhibit C)

  •
  Shell and Core Construction Drawings (Exhibit D)

  •
  Site Plan of Project (Exhibit E)

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

    IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

LESSOR			LESSEE
Richard F. Mogan III, Trustee for the Mogan Living Trust			Veterinary Pet Insurance Company
By	/s/ Richard F. Mogan, III		By	/s/ Jack Stephens
	Its	Trustee		Its	President
By			By
/s/ Kent A. Kruse
	Its			Its	Chief Operating Officer
Executed at			Executed at Anaheim, CA
on			on 9/25/00
Address			Address 4175 E. LaPalma Ave Anaheim

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ADDENDUM TO AIR STANDARD OFFICE LEASE—NET
DATED SEPTEMBER 21, 2000
BY AND BETWEEN
RICHARD F. MOGAN III, TRUSTEE FOR THE MOGAN LIVING TRUST (LESSOR)
AND
VETERINARY PET INSURANCE COMPANY (LESSEE)
FOR THE PROPERTY LOCATED AT
3060 SATURN STREET, SUITES 100 AND 200
BREA, CALIFORNIA

        If there are any conflicts between this Addendum and the master lease, the terms of this Addendum shall prevail.

50.
Base Rent.

Months	Monthly Rent NNN
01 - 30	$62,041.25
31 - 60	$67,159.65
61 - 90	$72,700.32
91 - 120	$78,698.10
51.
Option(s) to Extend.  Lessee shall have two (2) extension options of five (5) years each for the Premises ("Extension Option"). The Base Rent for the Extension Option shall be at the Fair Market Rental. Fair market rental shall be defined as the amount that a willing comparable Lessee and a willing comparable Lessor is willing to pay for a comparable office building in the the general market area (as defined by North Orange County with comparable product type) would accept that at arms length, given appropriate consideration to Lessee improvements, brokerage commissions and other applicable terms and conditions of the tenancy. Any disputes over fair market value shall be settled by baseball-style arbitration. Lessee agrees to provide Lessor written notice not sooner than nine (9) months, nor later than six (6) months, prior to the Expiration of its intent to exercise the Options. The Extension Option shall not be personal to Lessee and may be exercised by any assignee under the Lease.

52.
Purchase Option.  Lessee shall have the right to purchase all of Brea Corporate Park, commencing December 1, 2001 for the term of the lease. In the event Lessor elects to sell the property, Lessor will be obligated to notify Lessee of its intent to sell the property and Lessee and Lessor will agree to negotiate exclusively for a period of thirty (30) days to attempt to reach a Fair Market sales price for the buildings.

53.
Initial Occupancy Date:  Lessee shall have the right to early occupancy to commence operation of its business August 1, 2001, provided the premises are substantially completed.

54.
Operating Expenses.  Notwithstanding anything contained in paragraphs 1.10 and 4.2, the Lessee will be occupying all of the building known as 3060 Saturn Street, and shall be responsible for 100% of the operating expenses directly attributable to that building. In addition, the Lessee shall be responsible for their pro rata share of the Office Building Project's exterior common area operating expenses. However, Lessor shall not bill Lessee for any duplicate costs, i.e., exterior lighting. The pro rata share is currently 23.62%.

  Lessee shall have the right to contract directly for all building insurance, utilities, and janitorial.

55.
Audit Rights.  Notwithstanding anything contained in paragraph 4.2(e) of the Lease, Lessee shall have reasonable rights to audit Lessor's books and records with respect to Operating Expenses and real estate taxes for twenty-four (24) months after receipt of any invoice.

Initials:	[ILLEGIBLE] [ILLEGIBLE]

56.
Profits.  Notwithstanding anything contained in paragraph 12 of the Lease, Lessor shall be entitled to share in any sublease profits on a 50/50 basis after first deducting any marketing expenses, Lessee improvement costs and leasing commissions.

57.
Parking Privileges.  Notwithstanding anything contained in paragraph 2.2 of the Lease, Lessee shall be allowed up to 5.0 parking spaces per 1,000 rentable square feet leased until building construction starts on 3070 Saturn Street, at which time parking shall be limited to a maximum of 4.5 spaces parking per 1,000 rentable square feet. Should there be extra space available in the future, Lessor will work with Lessee to accommodate any additional parking needs. All such parking spaces shall be available 24 hours a day, 7 days a week. Parking for Lessee and visitors shall be free throughout the lease term. Lessee shall be granted ten (10) reserved parking spaces and five (5) visitor parking spaces, the location of which shall be mutually agreed upon between Lessee and Lessor.

58.
Signage to Premises.  Notwithstanding anything contained in paragraph 34 of the Lease, Lessee shall have the right, but not the obligation, to install exclusive building top(s) and lower level building signage for the buildings they completely occupy, subject to Lessor and city approval. Lessor shall permit Lessee to install additional signage at Lessee's expense and Lessee agrees to remove and make any repairs to the building satisfactory to Lessor thirty (30) days following lease expiration.

59.
Lessee Improvement Allowance.  Lessor shall provide Lessee with a Lessee improvement allowance of $29.00 per usable square foot, estimated to be approximately One Million Two Hundred Fifty-Five Thousand Two Hundred Thirty-Six and No/100 Dollars ($1,255,236.00) based upon 43,284 usable square feet, subject to final space plans as measured per Paragraph 64 below. The Lessee improvement allowance may be used for, but not limited to the following: Space programming, planning, design development, site plan test fits, construction drawings, electrical, mechanical, plumbing engineering drawings, city fees and permits, Lessee improvement costs, signage costs, architectural reimbursements, construction consultant and Lessor supervision fee. Up to three dollars per square foot ($3.00) of the Lessee improvement allowance may be used for the the purchase and installation cost of Lessee's computer and telephone cabling and move costs.

60.
Review and Supervision Fee to Lessor.  In the event Lessee retains John Taylor ("Lessor's Contractor"), no supervision, coordination or construction drawing review fee ("Supervision Fee") shall be paid. In the event Lessee selects another contractor, then Lessee agrees to pay Lessor a Supervision Fee to review construction drawings and engineering, and to provide access and coordination for building services prior and throughout the construction period in the amount of 3% of the construction contract amount.

61.
No Miscellaneous Charges.  Neither Lessee nor its contractor shall be charged, directly or indirectly, for the use of electricity, water or parking prior to the Initial Occupancy Date.

62.
Right of First Offer.  Lessee shall have the Right of First Offer to lease between 5,000 to 10,000 square feet in 3050 Saturn Street. The expansion space terms and conditions shall be consistent with the terms and conditions originally negotiated for the initial Premises, including the Lessee Improvement Allowance and Parking for the Expansion Space consistent with Paragraph 70 below.

63.
Roof Rights.  Lessee shall have the non-exclusive right to install and maintain on the Building roof equipment and satellite dishes at no charge to Lessee, which shall be approximately two (2) feet in diameter as to the dish and up to five (5) square feet at the base as necessary for Lessee's communication and data transmission network. The location of such dishes shall be at a location mutually agreed upon to allow Lessee to transmit and receive reception without interference subject to city approval.

Initials:	[ILLEGIBLE] [ILLEGIBLE]

64.
Definition of Building Size.  Lessee shall pay rent on the rentable square footage of the building, which shall be measured upon final completion of all Lessee improvements pursuant to the BOMA standard; however, Lessee's rentable shall not include vertical penetrations such as elevator(s), stairwells, or HVAC shafts. Lessee shall pay rent on the common corridors, restrooms, lobbies, janitorial closet space, storage closets, and roof access.

65.
No Recapture.  Notwithstanding anything contained in paragraph 12 of the Lease, Lessor shall not have any rights to recapture the Premises or any portion of the premises in the event of a sublease, or to terminate the Lease in the event of an assignment.

66.
Access.  Lessee shall be granted access to the Premises, Building and elevator 24 hours a day, 7 days a week.

67.
Building Services.  Lessor shall have a day porter on the site of Brea Corporate Park during normal business hours and allow Lessee to call on the day porter for normal maintenance requirements Lessee may have from time to time during the term of the lease. Cost of said day porter shall be considered an "operating expense" as defined in paragraph 4.2.

68.
Shell and Core Condition.  The base building, shell and core, which shall be completed at Lessor's sole cost and expense, shall include, but not be limited to, the following: foundation, walls, roof, package units stubbed through the roof, sprinkler main with distribution grid, lobby, restrooms, an allowance for furring out the columns and walls, exterior window vertical blinds throughout, an access system mutually agreed to between Lessee and Lessor, and one (1) elevator and three (3) stairwells as shown on Exhibit D. Any Lessee requested changes to the base building, shell and core shall be at Lessee's sole cost and expense only to the extent said changes increase Landlord's original costs. Any resulting delay caused by said changes will not change the commencement date and will extend the date any penalty will take effect per paragraph 3.2 based on a day-for-day basis.

69.
Lessee Corridor and Lobby Improvements.  In the event Lessee is required to install a fire rated corridor on the ground or second floor of the Premises, Lessor shall be fully responsible to cover all costs of construction required at building standard to include flooring, ceiling, lighting, doors, and wallpaper as long as the corridor is located per Exhibit D and D-1 excluding only the movement of the corridor doors, which Lessee shall have the right to move or eliminate. If said corridor is located substantially different from that as shown on Exhibit D, then Lessee shall be fully responsible to cover all costs of corridor construction. Lessee intends to modify the ground floor lobby Lessor shall credit Lessee for the amount Lessor would have spent on the ground floor lobby as shown on Exhibit D and D-1.

70.
Expansion.  Lessee shall have an exclusive right to notify Lessor any time during the first twenty-four (24) months from the Initial Occupancy Date of Lessee's intent to expand into the 3070 Saturn Street building of approximately 22,835 rentable square feet. In the event Lessee notifies Lessor of its intent to lease the building, the terms and conditions originally negotiated for the 3060 Saturn Street building shall apply to the 3070 Saturn building to include the rental rates, shell and core definition, Lessee improvement allowance as outlined in Paragraph 59 and parking consistent with this Lease. Lessee agrees to extend the Master Lease to a total of ten (10) years from the date Lessee occupies the 3070 building. The rental rates for both leases would be adjusted every thirty (30) months with the same percentage increases as shown in paragraph 50. Rent for the 3070 building would start at the same amount per square foot per month as Lessee would be paying at the time for the 3060 Saturn Street building.

Initials:	[ILLEGIBLE] [ILLEGIBLE]

71.
Brokerage Fee.  The brokerage fee payable shall be as follows:

  CB Richard Ellis, Inc., representing the Lessee in this transaction, shall be paid a commission of 5% of the triple net rent paid for the first five (5) years and 3% of the triple net rent paid for any term thereafter, including the possible two (2) year extension of the original term due to the expansion right named in paragraph 70. In the event Lessee exercises the right of first offer summarized in paragraph 70, CB Richard Ellis shall be paid a 5% commission of the triple net rent during the first five (5) years of the expansion term of 3% of the triple net rent of the expansion term for any term thereafter. Fifty percent (50%) of the commission will be due upon lease execution and 50% due upon occupancy and commencement of rent.

  Lee & Associates—Orange, Inc. as representative of the Lessor in this transaction, shall receive a commission of 3% of the triple net rent for the first five (5) years and 1.75% of the triple net rent paid for any term thereafter, including the possible two (2) year extension of the original term due to the expansion right named in paragraph 70. In the event Lessee exercises the right of first offer summarized in paragraph 70. Lee & Associates—Orange, Inc. shall receive a 3% commission of the triple net rent during the first five (5) years of the expansion term and 1.75% of the triple net rent of the expansion term for any term thereafter. Fifty percent (50%) of the commission will be due upon lease execution and 50% due upon occupancy and commencement of rent.

72.
Indemnification.  Except in cases of gross negligence and willful misconduct, Lessee and Lessor shall indemnify and hold each other harmless against and from liability and claims of any kind for loss or damage to property of Lessee and Lessor, or any other person, or for any injury to or death of any person, arising out of: (1) Lessee's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Lessee to be done in, on or about the Premises: (2) any breach or default by Lessee or Lessor of any of their respective obligations under this Lease; or (3) any negligent or otherwise tortuous act or omission of Lessee or Lessor, its agents, employees, invitees or contractors. Lessee or Lessor shall at that party's expense, and by counsel satisfactory to each other defend each other in any action or proceeding arising from any such claim and shall indemnify each other against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for execution of this Lease. Lessee hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

73.
Assignment and Subletting.  Notwithstanding anything contained in Paragraph 12.2 without Lessor's approval: 1) Scottsdale Insurance can acquire a greater ownership in the Lessee, 2) Scottsdale Insurance can sell their interest in the Lessee, and 3) an initial public offering could take place.

74.
Capital Expenses.  Lessor, at Lessor's sole cost and expense, shall be responsible for replacement of the heating, ventilation, and air conditioning systems and main electrical panel should they be unrepairable during the lease term.

Agreed and accepted:
Lessor:	Richard F. Mogan III Trustee for The Mogan Living Trust	Lessee:	Veterinary Pet Insurance Company
By:	/s/ RICHARD F. MOGAN	By:	/s/ JACK STEPHENS
Title:	Trustee	Title:	President
Date:	10/6/00	Date:	9/25/00
Initials:	[ILLEGIBLE] [ILLEGIBLE]

[LOGO]        AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

GUARANTY OF LEASE

WHEREAS,         Richard F. Mogan III, Trustee for the Mogan Living Trust         hereinafter "Lessor", and         Veterinary Pet Insurance Company        , hereinafter "Lessee", are about to execute a document entitled "Lease" dated September 21, 2000, concerning the premises commonly known as               3060 Saturn Street, Brea, California         wherein Lessor will lease the premises to Lessee, and

        WHEREAS,               Scottsdale Insurance Company, an Ohio corporation               hereinafter "Guarantors" have a financial interest in Lessee, and

        WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

        NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

        It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

        This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

        No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

        Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

        Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default, any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

        Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

        If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

        The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors - hereunder to do and provide the same.

        The term "Lessor" refers to and means the Lessor named in the Lease and also Lessor's successors and assigns. So long as Lessor's interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

        The term "Lessee" refers to and means the Lessee named in the Lease and also Lessee's successors and assigns.

        In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

        Any assignment or subletting per paragraphs 12 or 74 of the lease will not void this Guaranty.

  If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the American Industrial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at	Scottsdale, Arizona	/s/ R. Max Williamson

On	10/2/00	Hoyt Blackhurst

Address	8877 N. Gainey Center Dr.

Scottsdale, AZ 85258
"GUARANTORS"

EXHIBIT B
OFFICE BUILDING LEASE
RULES & REGULATIONS

1.
No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building visible from outside without the written consent of Lessor and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee.

  Lessee shall not place anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the premises, provided, however, that Lessor may furnish and install a Building standard window covering at all exterior windows. Lessee shall not without prior written consent of Lessor cause or otherwise sunscreen any window.

2.
The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Lessee only and Lessor reserves the right to exclude any other names therefrom.

3.
The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Lessees or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessees normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. No Lessee and no employees or invitees of any Lessee shall go upon the roof of the building.

4.
Lessee shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Lessor.

5.
The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown therein and the expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees shall have caused it.

6.
Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork, or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of the Lessor and as the Lessor may direct.

7.
In the event of a multi-lessee building, no furniture, freight or equipment of any kind shall be brought into the Building without the consent of Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips, of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee. There shall not be used in any space, or in the public halls of the

  Building, either by any Lessee or others, any hand trucks except those equipped with rubber tires and side guards.

8.
Lessee shall not employ any person or persons other than the janitor of Lessor for the purpose of cleaning the Premises unless otherwise agreed to by the Lessor. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Janitor services shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Lessor, and only between 6:00 a.m. and 5:00 p.m. at Lessee's expense.

9.
Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substances other than diazo ammonia in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors, and or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. No Lessee shall make or permit to be made by unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or Premises or those having business with them whether by the use of any musical instruments, radio, phonograph, unusual noise, or in any other way. No Lessee shall throw anything out of doors or down the passageways.

10.
Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor.

11.
Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting of wires will be allowed without the consent of Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

12.
All keys to the offices, rooms and toilet rooms shall be obtained from Lessor's Building Management Office and Lessee shall not from any other source duplicate, obtain keys or have keys made. The Lessee, upon termination of the tenancy, shall deliver to the Lessor to the keys of the offices, rooms and toilet rooms which shall have been furnished or shall pay to Lessor the cost of replacing same or of changing the lock or locks operated by such lost key if Lessor deems it necessary to make such change.

13.
No Lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

14.

15.

16.
Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by other Lessees or occupants of the Building or Lessee.

17.
Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor is intoxicated or under the influence of liquor or drugs, or who shall be in any manner do any act in violation of any of the rules and regulations of the Building.

18.
The requirements of Lessee will be attended to only upon application at the Offices of the Building. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor, and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from the Lessor.

19.

20.

21.

22.
Lessor reserves the right by written notice to Lessee, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Lessor's judgment, it is necessary, desirable or proper for the best interest of the Building and its Lessees.

23.
Lessee shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

24.
Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

Lessor reserves the right to make such other and further rules and regulations as in its judgment may be for the safety, care and cleanliness of the premises and for the preservation of good order therein Lessee agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted.

Lessor:		Lessee:
By:	/s/ RICHARD F. MOGAN III	By:	/s/ JACK STEPHENS
Title:	Trustee	Title:	President
Date:	10/6/00	Date:	9/25/00

EXHIBIT C

BREA CORPORATE PARK

LESSEE WORK LETTER

        This Lessee Work Letter shall set forth the terms and conditions relating to the construction of the Lessee improvements in the Premises. This Lessee Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Lessee Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of the Office Lease to which this Lessee Work Letter is attached as Exhibit B and of which this Lessee Work Letter forms a part, and all references in this Lessee Work Letter to Sections of "this Lessee Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Lessee Work Letter.

SECTION 1

LESSOR'S INITIAL CONSTRUCTION IN THE PREMISES

        Lessor shall construct, at its sole cost and expense, the base, shell and core as the Premises and the Building (collectively, the "Base Building"). Lessee shall accept the Base Building in its presently existing, as is condition, provided that Lessor agrees to cause such Base Building to be in compliance with applicable building code ("Code") to the extent required to allow Lessee to legally occupy the Premises.:

SECTION 2

LESSEE IMPROVEMENTS

        2.1    Lessee Improvement Allowance.    Lessee shall be entitled to a one-time Lessee improvement allowance (the "Lessee Improvement Allowance") in the amount of $29.00 for each of the 43,284 usable square feet of the Premises (i.e., $1,255,236) for the costs relating to the initial design and construction of Lessee's improvements which are permanently affixed to the Premises (the "Lessee Improvements"). In no event shall Lessor be obligated to make disbursements pursuant to this Lessee Work Letter in a total amount which exceeds the Lessee Improvement Allowance.

        2.2    Disbursement of the Lessee Improvement Allowance.    Except as otherwise set forth in this Lessee Work Letter, the Lessee Improvement Allowance shall be disbursed by Lessor (each of which disbursements shall be made pursuant to Lessor's disbursement process) for costs related to the construction of the Lessee Improvements and for the following items and costs (collectively, the "Lessee Improvement Allowance Items"): (i) payment of the fees of the Lessee's "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Lessee Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Lessor and Lessor's consultants in connection with the preparation and review of the "Construction Drawings," if applicable as that term is defined in Section 3.1 of this Lessee Work Letter; (ii) the cost of any changes in the Base Building when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Lessee Improvements required by Code; (iv) the "Lessor Supervision Fee," as that term is defined in Section 4.3.2 of this Lessee Work Letter.

        2.3    Standard Lessee Improvement Package.    Lessor has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Lessee Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications shall be supplied to Lessee by Lessor. The quality of Lessee Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Lessor may, at Lessor's option, require the Lessee Improvements to comply with certain Specifications. Lessor may make changes to the Specifications for the Standard Improvement Package from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

        3.1    Selection of Architect/Construction Drawings.    Lessee has retained H. Hendy and Associates as architect/space planner designated by Lessor (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Lessee or Lessee's Architect shall retain the engineering consultants reasonably designated by Lessor (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Lessee Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as determined by Lessor, and shall be subject to Lessor's approval. Lessor's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Lessor's review of the same, or obligate Lessor to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or Lessor's space planner, architect, engineers, and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Lessee's waiver and indemnity set forth in Section 8.7 of this Lease shall specifically apply to the Construction Drawings.

        3.2    Final Space Plan.    On or before the date set forth in Schedule 1, attached hereto, Lessee and the Architect shall prepare the final space plan for Lessee Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and if possible the equipment to be contained therein, and shall deliver the Final Space Plan to Lessor for Lessor's approval.

        3.3    Final Working Drawings.    On or before the date set forth in Schedule 1, Lessee, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Lessor for Lessor's approval.

        3.4    Permits.    The Final Working Drawings shall be approved by Lessor (the "Approved Working Drawings") prior to the commencement of the construction of the Lessee Improvements. Lessee or Lessee's Architect shall promptly submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Lessee Improvements (the "Permits"), and, in connection therewith, Lessee shall coordinate with Lessor in order to allow Lessor, at its option, to take part in all phases of the permitting process and shall supply Lessor, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 1. Notwithstanding anything to the contrary set forth, in this Section 3.4, Lessee hereby agrees that neither Lessor nor Lessor's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Lessee's responsibility; provided however that Lessor shall, in any event, cooperate with Lessee in executing permit applications and performing other ministerial acts reasonably necessary to enable Lessee to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Lessor, provided that Lessor may withhold its consent, in its reasonable discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the "Substantial Completion" of the Premises as that term is defined in Section 5.1 of this Lessee Work Letter.

        3.5    Time Deadlines.    Lessee shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Lessor to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in Section 4.2 of this Lessee Work Letter, as soon as possible after the execution of the Lease, and, in that regard, Lessee shall meet with Lessor on a scheduled basis to be determined reasonably by Lessor, to discuss Lessee's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Lessee Work Letter are set forth and further elaborated upon in Schedule 1 (the "Time Deadlines"), attached hereto. Lessee agrees to comply with the Time Deadlines.

SECTION 4

CONSTRUCTION OF THE LESSEE IMPROVEMENTS

        4.1    Contractor.    The Architect shall prepare a bid package to be sent to three contractors for bid. Lessee shall designate two contractors and Lessor one. Low bid shall construct unless Lessee and Lessor mutually agree otherwise.

        4.2    Cost Proposal.    After the Approved Working Drawings are signed by Lessor and Lessee, and the contractor has been selected, Lessor shall provide Lessee with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Lessee Improvement Allowance Items to be incurred by Lessee in connection with the design and construction of the Lessee Improvements (the "Cost Proposal"). Lessee shall approve and deliver the Cost Proposal to Lessor within five (5) business days of the receipt of the same, and upon receipt of the same by Lessor, Lessor shall be released by Lessee to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Lessee must approve and deliver the Cost Proposal to Lessor shall be known hereafter as the "Cost Proposal Delivery Date".

        4.3    Construction of Lessee Improvements by Contractor under the Supervision of Lessor.

          4.3.1    Over-Allowance Amount.    On the Cost Proposal Delivery Date, Lessee shall deliver to Lessor cash in an amount equal to 50% (the "50% Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Lessee Improvement Allowance, plus any Additional Lessee Improvement Allowance. The balance will be paid at substantial completion of the Lessee Improvements. The Over-Allowance Amount shall be disbursed by Lessor prior to the disbursement of any then remaining portion of the Lessee Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Lessee Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Lessee Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Lessee to Lessor within five business days of Lessor's request as an addition to the Over-Allowance Amount.

Initials:	[ILLEGIBLE] [ILLEGIBLE]

3

          4.3.2    Lessor's Retention of Contractor.    Lessor shall independently retain Contractor as outlined above, on behalf of Lessee, to construct the Lessee Improvements in accordance with the Approved Working Drawings and the Cost Proposal. Lessor shall supervise the construction by Contractor, and Lessee shall pay a construction supervision and management fee (the "Lessor Supervision Fee") to Lessor in an amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Lessee Improvement Allowance, plus any Additional Lessee Improvement Allowance, plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Lessee Work Letter), subject to paragraph 60 of the Addendum.

          4.3.3    Contractor's Warranties and Guaranties.    Lessor hereby assigns to Lessee all warranties and guaranties by Contractor relating to the Lessee Improvements, and Lessee hereby waives all claims against Lessor relating to, or arising out of the construction of, the Lessee Improvements.

          4.3.4    Lessee's Covenants.    Lessee hereby indemnifies Lessor for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Lessee Improvements, Lessor shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Lessor upon recordation, failing which, Lessor may itself execute and file the same on behalf of Lessee as Lessee's agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Lessee and Lessor shall have prepared and delivered to each other a copy of the "as built" plans and specifications (including all working drawings) for the Lessee Improvements and shell, core, site and base building plans.

SECTION 5

COMPLETION OF THE LESSEE IMPROVEMENTS;
LEASE COMMENCEMENT DATE

        5.1    Ready for Occupancy.    The Premises shall be deemed "Ready for Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction of the Lessee Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any Lessee fixtures, work-stations, built-in furniture, or equipment to be installed by Lessee or under the supervision of Contractor.

        5.2    Delay of the Substantial Completion of the Premises.    Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in Article 1.5 of the Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 1.5 of the Lease, as a direct, indirect, partial, or total result of:

          5.2.1    Lessee's failure to comply with the Time Deadlines;

          5.2.2    Lessee's failure to timely approve any matter requiring Lessee's approval;

          5.2.3    A breach by Lessee of the terms of this Lessee Work Letter or the Lease;

          5.2.4    Changes in any of the Construction Drawings after approval of the same by Lessor or because the same do not comply with Code or other applicable laws;

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4

          5.2.5    Lessee's request for changes in the Approved Working Drawings;

          5.2.6    Lessee's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

          5.2.7    Unanticipated Changes to the Base Building required by the Approved Working Drawings; or

          5.2.8    Any other acts or omissions of Lessee, or its agents, or employees; then, notwithstanding anything to the contrary set forth in the Lease or this Lessee Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Lessee delay or delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

        6.1    Lessee's Entry Into the Premises Prior to Substantial Completion.    Provided that Lessee and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Lessee access to the Premises prior to the Substantial Completion of the Premises for the purpose of Lessee installing overstandard equipment or fixtures (including Lessee's data and telephone equipment) in the Premises. Prior to Lessee's entry into the Premises as permitted by the terms of this Section 6.1, Lessee shall submit a schedule to Lessor and Contractor, for their approval, which schedule shall detail the timing and purpose of Lessee's entry. Lessee shall hold Lessor harmless from and indemnify, protect and defend Lessor against any loss or damage to the Building or Premises and against injury to any persons caused by Lessee's actions pursuant to this Section 6.1.

        6.2    Lessee's Representative.    Lessee has designated Kent Kruse and Dr. Jack Stephens as its sole representative with respect to the matters set forth in this Lessee Work Letter, who, until further notice to Lessor, shall have full authority and responsibility to act on behalf of the Lessee as required in this Lessee Work Letter.

        6.3    Lessor's Representative.    Lessor has designated John Taylor as its sole representative with respect to the matters set forth in this Lessee Work Letter, who, until further notice to Lessee, shall have full authority and responsibility to act on behalf of the Lessor as required in this Lessee Work Letter.

        6.4    Lessee's Agents.    All subcontractors, laborers, materialmen, and suppliers retained directly by Lessee shall conduct their activities in and around the Premises, Building and the Real Property in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Building and Real Property and, if necessary, Lessee shall employ union labor to achieve such harmonious relations.

        6.5    Time of the Essence in This Lessee Work Letter.    Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Lessee is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Lessor's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Lessee and the next succeeding time period shall commence.

Initials:	[ILLEGIBLE] [ILLEGIBLE]

5

        6.6    Lessee's Lease Default.    Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 13.1 of the Lease, or a default by Lessee under this Lessee Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to withhold payment of all or any portion of the Lessee Improvement Allowance and/or Lessor may cause Contractor to cease the construction of the Premises (in which case, Lessee shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Lessee Work Letter), and (ii) all other obligations of Lessor under the terms of this Lessee Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

Initials:	[ILLEGIBLE] [ILLEGIBLE]

6

SCHEDULE 1 TO EXHIBIT C

VETERINARY PET INSURANCE
Preliminary Project Schedule
September 14, 2000

Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter
ID	Task Name	DUR	Start	Finish	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
1	BUILDING	187 days	Mon 09/16/00	Fri 06/01/01	09/16	06/01
2	Submit Bldg. Plans to City	48 days	Mon 09/18/00	Mon 11/20/00	09/18	11/20
3	Start Core Construction	140 days	Mon 11/26/00	Fri 06/01/01	11/20	06/01
4	Lease Signed	1 day	Mon 10/02/00	Mon 10/02/00	10/02	10/02
5	T.I. Space Plan Complete	1 day	Fri 12/01/00	Fri 12/01/00	12/01	12/01
6	T.I. Working Drawings	21 days	Fri 12/01/00	Fri 12/29/00	12/01	12/29
7	T.I. Drawings to City	20 days	Tue 01/02/01	Mon 01/29/01	01/02	01/29
8	T.I. Bid Approval	20 days	Tue 01/02/01	Mon 01/29/01	01/02	01/29
9	Bldg. Core Final	1 day	Fri 06/01/01	Fri 06/01/01	06/01	06/01
10	TENANT IMPROVEMENT	256 days	Fri 09/15/00	Fri 08/31/01	09/15	08/31
11	Programming	5 days	Fri 09/15/00	Wed 09/20/00	09/15	09/20
12	Finalize Program	3 days	Fri 09/15/00	Mon 09/18/00	09/15	09/18
13	Block Plan	3 days	Mon 09/18/00	Wed 09/20/00	09/18	09/20
*14	Space Planning	45 days	Thu 09/21/00	Mon 11/20/00	09/21	11/20
15	Preliminary Space Plan	20 days	Thu 09/21/00	Wed 10/15/00	09/21	10/15
16	First Plan Review	1 day	Mon 10/02/00	Mon 10/02/00	10/02	10/02
17	Client Review	5 days	Mon 10/02/00	Mon 10/09/00	10/02	10/09
18	Schematic Design	12 days	Mon 10/02/00	Tue 10/17/00	10/02	10/17
19	Presentation to Management	1 day	Wed 10/18/00	Wed 10/18/00	10/18	10/18
20	Preliminary Pricing Plan	13 days	Thu 10/19/00	Mon 11/06/00	10/19	11/06
21	Preliminary Budget	11 days	Tue 11/07/00	Fri 11/17/00	11/07	11/17
22	Preliminary Budget Review/Approval	1 day	Mon 11/20/00	Mon 11/20/00	11/20	11/20
23	Design Development	23 days	Tue 10/24/00	Tue 11/21/00	10/24	11/21
24	Final Space Planning	11 days	Tue 10/24/00	Tue 11/07/00	10/24	11/07
25	Client Review	13 days	Tue 11/07/00	Tue 11/21/00	11/07	11/21
26	Final Design	11 days	Tue 10/24/00	Mon 11/13/00	10/24	11/13
27	Final Presentation	1 day	Tue 11/14/00	Tue 11/14/00	11/14	11/14
28	Client Review	6 days	Tue 11/14/00	Tue 11/21/00	11/14	11/21
29	Construction Documentation	44 days	Tue 11/21/00	Fri 01/19/01
30	Undergoing Package	11 days	Tue 11/21/00	Tue 12/05/00	11/21	12/05
31	Construction Documents	36 days	Wed 11/22/00	Wed 01/10/01	11/22	01/10
32	Engineering Documents	26 days	Wed 12/06/00	Wed 01/10/01	12/06	01/10
33	Coordination of Documents	7 days	Thu 01/11/01	Fri 01/19/01	01/11	01/19
34	Construction Administration	180 days	Tue 12/05/00	Fri 08/10/01	12/05	08/10
35	Plan Check Underground	24 days	Tue 12/05/00	Fri 01/05/01	12/05	01/05
36	Construction Underground	42 days	Fri 01/05/01	Mon 03/05/01	01/05	03/05
37	Plan Check (Interiors)	41 days	Mon 01/22/01	Mon 03/19/01	01/22	03/19
38	Bid Process	18 days	Tue 01/23/01	Fri 02/16/01	01/23	02/16
39	Bid Review	5 days	Mon 02/19/01	Fri 02/23/01	02/19	02/23
40	Select General Contractor	1 day	Mon 02/26/01	Mon 02/26/01	02/26	02/26
41	Construction (Interiors)	51 days	Mon 06/04/01	Fri 06/10/01	06/04	06/04
42	Punch List	1 day	Fri 08/10/01	Fri 08/10/01	08/10
43	Furniture	221 days	Wed 10/25/00	Fri 08/24/01	10/25	08/24
44	Tour Manufacturers	8 days	Wed 10/25/00	Fri 11/03/00	10/25	11/03
45	Bid Package	15 days	Mon 11/06/00	Wed 11/22/00	11/06	11/22
46	Bid Process	16 days	Thu 11/23/00	Thu 12/11/00	11/23	12/11
47	Review Bids	5 days	Thu 12/14/00	Wed 12/20/00	12/14	12/20
48	Select Vendor	1 day	Thu 01/05/01	Thu 01/05/01	01/05	01/05
49	Specifications	21 days	Mon 01/08/01	Wed 02/05/01	01/08	02/05
50	Procurement	128 days	Tue 02/06/01	Wed 08/01/01	02/06	08/01
51	Installation	13 days	Wed 08/01/01	Fri 08/24/01	08/01	08/24
52	Move-In	7 days	Fri 06/24/01	Fri 06/30/01	06/24	06/31
53	Move-In	2 days	Fri 08/24/01	Sun 08/26/01	08/24	08/26
54	Start-Up	5 days	Mon 08/27/01	Fri 08/31/01	08/27	08/31

H. HENDY ASSOCIATES

QuickLinks

  Exhibit 10.2
STANDARD OFFICE LEASE—NET AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION [LOGO]
EXHIBIT B OFFICE BUILDING LEASE RULES & REGULATIONS
EXHIBIT C BREA CORPORATE PARK LESSEE WORK LETTER
SECTION 1 LESSOR'S INITIAL CONSTRUCTION IN THE PREMISES
SECTION 2 LESSEE IMPROVEMENTS
SECTION 3 CONSTRUCTION DRAWINGS
SECTION 4 CONSTRUCTION OF THE LESSEE IMPROVEMENTS
SECTION 5 COMPLETION OF THE LESSEE IMPROVEMENTS; LEASE COMMENCEMENT DATE
SECTION 6 MISCELLANEOUS